UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  February 14, 2013

PhotoMedex, Inc.
 (Exact Name of Registrant Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-11635 (Commission File Number)	59-2058100 (I.R.S. Employer Identification No.)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    215-619-3600

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD

On February 13, 2014, PhotoMedex, Inc. (NasdaqGS and TASE: PHMD), a Nevada corporation (“PhotoMedex”), and LCA-Vision Inc. (NasdaqGS: LCAV), a Delaware corporation (“LCA-Vision”), issued a joint press release announced the signing of a definitive agreement under which PhotoMedex will acquire LCA-Vision.  That press release was included as an exhibit to a Form 8-K filed on that date.

PhotoMedex and LCA-Vision held a conference call on February 14, 2014 to discuss this transaction and respond to investor questions concerning it.  The presentation materials from that call are furnished as Exhibit 99.1 to this Form 8-K.

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers.  LCA-Vision Inc. is a leading provider of laser vision correction services under the LasikPlus brand.

ITEM 9.01                      Financial Statements and Exhibits.

(d) EXHIBITS.

99.1	PhotoMedex, Inc. Investor Presentation dated February 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	February 14, 2014	By:	/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer